Exhibit 99.4

Case 1:21-cv-00331 Document 1 Filed 01/20/21 Page 1 of 15 PageID #: 1

Daniel Sadeh, Esq.
**HALPER SADEH LLP**
667 Madison Avenue, 5th Floor
New York, NY 10065
Telephone: (212) 763-0060
Facsimile: (646) 776-2600
Email: sadeh@halpersadeh.com

*Counsel for Plaintiff*

**UNITED STATES DISTRICT COURT**
**EASTERN DISTRICT OF NEW YORK**

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| KEN BISHOP,<br><br>Plaintiff,<br><br>v.<br><br>ANWORTH MORTGAGE ASSET CORPORATION, JOSEPH E. MCADAMS, JOE E. DAVIS, ROBERT C. DAVIS, MARK S. MARON, LLOYD MCADAMS, and DOMINIQUE MIELLE,<br><br>Defendants. | Case No:<br><br>**COMPLAINT FOR VIOLATION OF THE FEDERAL SECURITIES LAWS**<br><br>**JURY TRIAL DEMANDED** |

Plaintiff Ken Bishop ("Plaintiff"), by Plaintiff's undersigned attorneys, for Plaintiff's complaint against Defendants (defined below), alleges the following based upon personal knowledge as to Plaintiff and Plaintiff's own acts, and upon information and belief as to all other matters, based upon, *inter alia*, the investigation conducted by and through Plaintiff's attorneys.

## NATURE OF THE ACTION

1. This is an action against Anworth Mortgage Asset Corporation ("Anworth" or the "Company"), and its Board of Directors (the "Board" or the "Individual Defendants") for their violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), 15 U.S.C. §§ 78n(a) and 78t(a), and Rule 14a-9 promulgated thereunder by the SEC, 17

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Case 1:21-cv-00331 Document 1 Filed 01/20/21 Page 2 of 15 PageID #: 2 C.F.R. § 240.14a-9, in connection with the proposed acquisition (the “Proposed Transaction”) of Anworth by Ready Capital Corporation (“Ready Capital”) and RC Merger Subsidiary, LLC (“Merger Sub”). JURISDICTION AND VENUE The claims asserted herein arise under and pursuant to Sections 14(a) and 20(a) of the Exchange Act (15 U.S.C. §§ 78n(a) and 78t(a)) and Rule 14a-9 promulgated thereunder by the SEC (17 C.F.R. § 240.14a-9). This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. § 1331, and Section 27 of the Exchange Act, 15 U.S.C. § 78aa. Venue is proper in this District pursuant to 28 U.S.C. § 1391(b) and Section 27 of the Exchange Act (15 U.S.C. § 78aa(c)) as a substantial portion of the transactions and wrongs complained of herein had an effect in this District, the alleged misstatements entered and the subsequent damages occurred in this District, and the combined company will be headquartered in New York after the closing of the Proposed Transaction. In connection with the acts, conduct and other wrongs alleged in this complaint, Defendants, directly or indirectly, used the means and instrumentalities of interstate commerce, including but not limited to, the United States mails, interstate telephone communications and the facilities of the national securities exchange. PARTIES Plaintiff is, and has been at all relevant times hereto, an owner of Anworth common stock.

Case 1:21-cv-00331 Document 1 Filed 01/20/21 Page 3 of 15 PageID #: 3

7. Defendant Anworth operates as a real estate investment trust in the United States. The Company is incorporated in Maryland. The Company's common stock trades on the New York Stock Exchange under the ticker symbol, "ANH."

8. Defendant Joseph E. McAdams ("J. McAdams") is President, Chief Executive Officer, Chief Investment Officer, and Chairman of the Board of the Company.

9. Defendant Joe E. Davis ("J. Davis") is a director of the Company.

10. Defendant Robert C. Davis ("R. Davis") is a director of the Company.

11. Defendant Mark S. Maron ("Maron") is a director of the Company.

12. Defendant Lloyd McAdams ("L. McAdams") is a director of the Company.

13. Defendant Dominique Mielle ("Mielle") is a director of the Company.

14. Defendants J. McAdams, J. Davis, R. Davis, Maron, L. McAdams, and Mielle are collectively referred to herein as the "Individual Defendants."

15. Defendants Anworth and the Individual Defendants are collectively referred to herein as the "Defendants."

## SUBSTANTIVE ALLEGATIONS

### A. The Proposed Transaction

16. On December 7, 2020, Anworth and Ready Capital announced that they had entered into a definitive merger agreement pursuant to which Ready Capital would acquire each share of Anworth common stock for 0.1688 shares of Ready Capital common stock and $0.61 of cash consideration. Upon the closing of the merger, Ready Capital stockholders are expected to own approximately 76% of the combined company's stock while Anworth stockholders are expected to own approximately 24%. The press release announcing the merger states, in pertinent part:

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Case 1:21-cv-00331 Document 1 Filed 01/20/21 Page 4 of 15 PageID #: 4 Ready Capital and Anworth Mortgage Asset Corporation Announce Merger Transaction — Transaction Will Create a Scaled Commercial Mortgage REIT with a Combined Capital Base in Excess of $1 Billion and a Diversified Investment Portfolio — — Substantially Improved Operating Leverage Due to Increased Scale — — Investment Portfolio Redeployment to Drive Long-Term Earnings Accretion— December 07, 2020 09:25 AM Eastern Standard Time NEW YORK & SANTA MONICA, Calif.--(BUSINESS WIRE)--Ready Capital Corporation (NYSE:RC) (“Ready Capital”), a multi-strategy real estate finance company that originates, acquires, finances and services small-to medium-sized balance commercial loans, and Anworth Mortgage Asset Corporation (NYSE:ANH) (“Anworth”), a specialty finance REIT that focuses primarily on investments in residential mortgage-backed securities, announced today that they have entered into a definitive merger agreement pursuant to which Ready Capital will combine with Anworth. The combined company is expected to have a pro forma equity capital base in excess of $1 billion. The combination is expected to enhance shareholder liquidity and provide for increased operating leverage across the larger equity base. Under the terms of the merger agreement, each share of Anworth common stock will be converted into 0.1688 shares of Ready Capital common stock and $0.61 of cash consideration. Based on Ready Capital’s closing stock price on Friday, December 4, 2020, the implied offer price is $2.94 per share. Upon the closing of the merger, Ready Capital stockholders are expected to own approximately 76% of the combined company’s stock, while Anworth stockholders are expected to own approximately 24% of the combined company’s stock. Ready Capital will also assume Anworth’s three outstanding series of preferred stock. In connection with the merger, Waterfall Asset Management, LLC (“Waterfall”), Ready Capital’s external manager, has agreed to reduce the base management fee it charges Ready Capital by an aggregate of $4 million over the four quarters immediately following the closing of the transaction. Based on the closing prices of Ready Capital’s common stock on December 4, 2020, the market capitalization of the combined company would be approximately $984 million. The combined company will operate under the name Ready Capital and its shares are expected to continue trading on the New York Stock Exchange under the existing ticker symbol “RC”. ***

Case 1:21-cv-00331 Document 1 Filed 01/20/21 Page 5 of 15 PageID #: 5 Management, Governance and Corporate Headquarters Upon completion of the merger, Ready Capital’s Chairman and Chief Executive Officer Thomas Capasse will lead the company and Ready Capital executives Jack Ross, Thomas Buttacavoli, Andrew Ahlborn and Gary Taylor will remain in their current roles. The combined company will be headquartered in New York, New York. The Board of the combined company is expected to have eight directors, consisting of Ready Capital’s existing seven directors and one independent director from Anworth’s current Board. Timing and Approvals The transaction has been unanimously approved by each of the Boards of Directors of Ready Capital and Anworth. The transaction is expected to close by the end of the first quarter of 2021, subject to the respective approvals by the stockholders of Anworth and Ready Capital and other customary closing conditions. Advisors Wells Fargo Securities is acting as exclusive financial advisor and Alston & Bird LLP is acting as legal advisor to Ready Capital. Credit Suisse is acting as exclusive financial advisor and Greenberg Traurig LLP is acting as legal advisor to the Board of Directors of Anworth. *** About Anworth Mortgage Asset Corporation Anworth Mortgage Asset Corporation (NYSE: ANH), a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that invests primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. Anworth seeks to generate income for distribution primarily based on the difference between the yield on their mortgage assets and the cost of their borrowings. Anworth Mortgage Asset Corporation is headquartered in Santa Monica, California, and is externally managed and advised by Anworth Management LLC. About Ready Capital Corporation Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services small-to medium-sized balance commercial loans. Ready Capital specializes in loans backed by commercial real estate, including agency multifamily, investor and bridge as well as SBA 7(a) business loans. Headquartered in New York, New York, Ready Capital

Case 1:21-cv-00331 Document 1 Filed 01/20/21 Page 6 of 15 PageID #: 6 employs over 400 lending professionals nationwide. The company is externally managed and advised by Waterfall Asset Management, LLC. On January 4, 2021, Defendants caused to be filed with the SEC a Form S-4 Registration Statement (the “Registration Statement”) under the Securities Act of 1933 in connection with the Proposed Transaction. The Registration Statement Contains Materially False and Misleading Statements and Omissions The Registration Statement, which recommends that Anworth shareholders vote in favor of the Proposed Transaction, omits and/or misrepresents material information concerning: (i) Anworth’s and Ready Capital’s financial projections; (ii) the financial analyses performed by Anworth’s financial advisor, Credit Suisse Securities (USA) LLC (“Credit Suisse”), in connection with its fairness opinion; (iii) potential conflicts of interest involving Credit Suisse; and (iv) the sales process leading up to the Proposed Transaction. The omission of the material information (referenced below) renders the following sections of the Registration Statement false and misleading, among others: (i) Background of the Merger; (ii) Recommendation of the Anworth Board and Its Reasons for the Merger; (iii) Opinion of Anworth’s Financial Advisor, (iv) Certain Ready Capital Unaudited Prospective Financial Information; and (v) Certain Anworth Unaudited Prospective Financial Information. Unless and until the material misstatements and omissions (referenced below) are remedied before the anticipated shareholder vote on the Proposed Transaction, Anworth shareholders will be forced to make a voting decision on the Proposed Transaction without full disclosure of all material information. In the event the Proposed Transaction is consummated, Plaintiff may seek to recover damages resulting from Defendants’ misconduct.

Case 1:21-cv-00331 Document 1 Filed 01/20/21 Page 7 of 15 PageID #: 7 Material Omissions Concerning Anworth’s and Ready Capital’s Financial Projections The Registration Statement omits material information concerning Anworth’s and Ready Capital’s financial projections. With respect to the Ready Capital Projections and Anworth Projections, the Registration Statement fails to disclose: (1) all line items underlying (i) Core Earnings Per Share,1 and (ii) Core Earnings per Common Share;2 (2) Anworth’s and Ready Capital’s net income With respect to the Ready Capital Projections, the Registration Statement states the following concerning “Core Earnings Per Share”: Core earnings is a non-GAAP measure that Ready Capital defines as net income (loss) excluding (i) any unrealized gains or losses on certain MBS, (ii) any unrealized gains or losses on sales of certain MBS, (iii) any unrealized gains or losses on residential mortgage servicing rights and (iv) one-time non-recurring gains or losses, such as gains or losses on discontinued operations, bargain purchase gains, or merger related expenses. Ready Capital believes that providing investors with core earnings gives investors greater transparency into the information used by management in its financial and operational decision-making. However, because core earnings is an incomplete measure of Ready Capital’s financial performance and involves differences from net income computed in accordance with GAAP, it should be considered along with, but not as an alternative to, net income as a measure of financial performance. See Registration Statement at 111. With respect to the Anworth Projections, the Registration Statement states the following concerning “Core Earnings Per Common Share”: Core Earnings is a non-U.S. GAAP measure that Anworth defines as net income (loss) to common stockholders, excluding (a) all realized and unrealized gains and losses on securities and derivatives, (b) premium amortization expense, (c) depreciation expense on real property, (d) changes in loss reserves or impairments, and (d) non-recurring expenses such as transaction-related expenses. . . . As a result, Core Earnings should not be considered a substitute for Anworth’s GAAP net income (loss), as a measure of its financial performance, or any measure of Anworth’s liquidity under GAAP. See Registration Statement at 113.

Case 1:21-cv-00331 Document 1 Filed 01/20/21 Page 8 of 15 PageID #: 8 projections; and (3) a reconciliation of all non-GAAP to GAAP financial metrics. When a company discloses non-GAAP financial metrics in a Registration Statement, the company must also disclose all projections and information necessary to make the non-GAAP metrics not misleading, and must provide a reconciliation (by schedule or other clearly understandable method) of the differences between the non-GAAP financial metrics disclosed or released with the most comparable financial metrics calculated and presented in accordance with GAAP. The SEC has increased its scrutiny of a company’s use of non-GAAP financial measures as such measures can be misleading and “crowd out” more reliable GAAP information.3 The disclosure of the aforementioned information is material because it would provide the Company’s shareholders with a basis to project the future financial performances of the Company and combined company and would allow shareholders to better understand the financial analyses performed by the Company’s financial advisor in support of its fairness opinion. Shareholders cannot hope to replicate management’s inside view of the future prospects of the Company. Without such information, which is uniquely possessed by Defendant(s) and the Company’s financial advisor, the Company’s shareholders are unable to determine how much weight, if any, to place on the Company’s financial advisor’s fairness opinion in determining whether to vote for or against the Proposed Transaction. The above-referenced omitted information, if disclosed, would significantly alter Mary Jo White, Keynote Address, International Corporate Governance Network Annual Conference: Focusing the Lens of Disclosure to Set the Path Forward on Board Diversity, Non-GAAP, and Sustainability (June 27, 2016), https://www.sec.gov/news/speech/chair-white-icgn-speech.html (footnotes omitted) (last visited Jan. 20, 2021) (“And last month, the staff issued guidance addressing a number of troublesome practices which can make non-GAAP disclosures misleading: the lack of equal or greater prominence for GAAP measures; exclusion of normal, recurring cash operating expenses; individually tailored non-GAAP revenues; lack of consistency; cherry-picking; and the use of cash per share data. I strongly urge companies to carefully consider this guidance and revisit their approach to non-GAAP disclosures.”).

Case 1:21-cv-00331 Document 1 Filed 01/20/21 Page 9 of 15 PageID #: 9 the total mix of information available to the Company’s shareholders. 2. Material Omissions Concerning Credit Suisse’s Analyses In connection with the Proposed Transaction, the Registration Statement omits material information concerning analyses performed by Credit Suisse. With respect to Credit Suisse’s “Selected Public Companies Analysis” of Anworth and Ready Capital, and Credit Suisse’s “Selected Precedent Transactions Analysis,” the Registration Statement fails to disclose the individual multiples and financial metrics of the companies and transactions Credit Suisse observed in its analyses. The Registration Statement fails to disclose the following concerning Credit Suisse’s “Dividend Discount Analysis” of Anworth and Ready Capital: (1) the distributed cash flows that Anworth was forecasted to generate during the last quarter of Anworth’s fiscal year ending December 31, 2020 through the full fiscal year ending December 31, 2023, and all underlying line items; (2) the distributed cash flows that Ready Capital was forecasted to generate during the last quarter of Ready Capital’s fiscal year ending December 31, 2020 through the full fiscal year ending December 31, 2025, and all underlying line items; (3) the terminal values for Anworth and Ready Capital; (4) the individual inputs and assumptions underlying the (i) range of TBVPS multiples of 0.70x to 0.90x, and of 0.80x to 1.00x, and (ii) range of discount rates of 9.0% to 14.0%, and of 9.0% to 13.0%; and (5) the total number of fully diluted shares of Anworth common stock outstanding. The valuation methods, underlying assumptions, and key inputs used by Credit Suisse in rendering its purported fairness opinion must be fairly disclosed to Anworth shareholders. The description of Credit Suisse’s fairness opinion and analyses, however, fails to include key inputs and assumptions underlying those analyses. Without the information described above, Anworth shareholders are unable to fully understand Credit Suisse’s fairness opinion and

Case 1:21-cv-00331 Document 1 Filed 01/20/21 Page 10 of 15 PageID #: 10 analyses, and are thus unable to determine how much weight, if any, to place on them in determining whether to vote for or against the Proposed Transaction. This omitted information, if disclosed, would significantly alter the total mix of information available to the Company’s shareholders. 3. Material Omissions Concerning Potential Conflicts of Interest Involving Credit Suisse The Registration Statement omits material information concerning potential conflicts of interest involving Credit Suisse. The Registration Statement fails to disclose whether Credit Suisse has performed past services for Anworth and/or its affiliates, and if so, the timing and nature of the services Credit Suisse provided to Anworth and/or its affiliates, including the amount of compensation Credit Suisse received from Anworth and/or its affiliates for providing each service. Disclosure of a financial advisor’s compensation and potential conflicts of interest to shareholders is required due to their central role in the evaluation, exploration, selection, and implementation of strategic alternatives and the rendering of any fairness opinions. Disclosure of a financial advisor’s potential conflicts of interest may inform shareholders on how much weight to place on that analysis. The above-referenced omitted information, if disclosed, would significantly alter the total mix of information available to the Company’s shareholders. 4. Material Omissions Concerning the Sales Process Leading up to the Proposed Transaction The Registration Statement omits material information concerning the sales process leading up to the Proposed Transaction. The Registration Statement provides that Anworth entered into confidentiality and non-disclosure agreements with potential buyers during the sales process.

Case 1:21-cv-00331 Document 1 Filed 01/20/21 Page 11 of 15 PageID #: 11 The Registration Statement, however, fails to disclose the terms of all confidentiality and non-disclosure agreements, including whether such agreements contained standstill provisions with “don’t ask, don’t waive” (DADW) provisions (including their time of enforcement) that would preclude interested parties from making superior offers for the Company. Without this information, Anworth shareholders may have the mistaken belief that potential suitors are or were permitted to submit superior proposals for the Company, when in fact they are or were contractually prohibited from doing so. This information is material because a reasonable Anworth shareholder would want to know, prior to voting for or against the Proposed Transaction, whether other potential buyers are or were foreclosed from submitting a superior proposal. The above-referenced omitted information, if disclosed, would significantly alter the total mix of information available to the Company’s shareholders. COUNT I For Violations of Section 14(a) and Rule 14a-9 Promulgated Thereunder Against All Defendants Plaintiff repeats and realleges each and every allegation contained above as if fully set forth herein. During the relevant period, Defendants, individually and in concert, directly or indirectly, disseminated or approved the false and misleading Registration Statement specified above, which failed to disclose material facts necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, in violation of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by the SEC. Each of the Individual Defendants, by virtue of his/her positions within the Company as officers and/or directors, were aware of the omitted information but failed to disclose such information, in violation of Section 14(a) of the Exchange Act. Defendants, by use of the

Case 1:21-cv-00331 Document 1 Filed 01/20/21 Page 12 of 15 PageID #: 12 mails and means and instrumentalities of interstate commerce, solicited and/or permitted the use of their names to file and disseminate the Registration Statement with respect to the Proposed Transaction. The Defendants were, at minimum, negligent in filing the materially false and misleading Registration Statement. The false and misleading statements and omissions in the Registration Statement are material in that a reasonable shareholder would consider them important in deciding how to vote on the Proposed Transaction. By reason of the foregoing, Defendants have violated Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder. Because of the false and misleading statements and omissions in the Registration Statement, Plaintiff is threatened with irreparable harm. COUNT II Violations of Section 20(a) of the Exchange Act Against the Individual Defendants Plaintiff repeats and realleges each and every allegation contained in the foregoing paragraphs as if fully set forth herein. The Individual Defendants acted as control persons of the Company within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their senior positions as officers and/or directors of the Company and participation in and/or awareness of the Company’s operations and/or intimate knowledge of the false statements contained in the Registration Statement filed with the SEC, they had the power to and did influence and control, directly or indirectly, the decision-making of the Company, including the content and dissemination of the false and misleading Registration Statement. Each of the Individual Defendants was provided with or had unlimited access to

Case 1:21-cv-00331 Document 1 Filed 01/20/21 Page 13 of 15 PageID #: 13 copies of the Registration Statement and other statements alleged by Plaintiff to be misleading prior to and/or shortly after these statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected. As officers and/or directors of a publicly owned company, the Individual Defendants had a duty to disseminate accurate and truthful information with respect to the Registration Statement, and to correct promptly any public statements issued by the Company which were or had become materially false or misleading. In particular, each of the Individual Defendants had direct and supervisory involvement in the operations of the Company, and, therefore, is presumed to have had the power to control or influence the particular transactions giving rise to the securities violations as alleged herein, and exercised the same. The Individual Defendants were provided with or had unlimited access to copies of the Registration Statement and had the ability to prevent the issuance of the statements or to cause the statements to be corrected. The Registration Statement at issue contains the recommendation of the Individual Defendants to approve the Proposed Transaction. Thus, the Individual Defendants were directly involved in the making of the Registration Statement. In addition, as the Registration Statement sets forth at length, and as described herein, the Individual Defendants were involved in negotiating, reviewing, and approving the Proposed Transaction. The Registration Statement purports to describe the various issues and information that they reviewed and considered—descriptions which had input from the Individual Defendants. By virtue of the foregoing, the Individual Defendants have violated Section 20(a) of the Exchange Act. As set forth above, the Individual Defendants had the ability to exercise control over and did control a person or persons who have each violated Section 14(a) and Rule 14a-9

Case 1:21-cv-00331 Document 1 Filed 01/20/21 Page 14 of 15 PageID #: 14 promulgated thereunder, by their acts and omissions as alleged herein. By virtue of their positions as controlling persons, the Individual Defendants are liable pursuant to Section 20(a) of the Exchange Act. As a direct and proximate result of Defendants’ conduct, the Company’s shareholders will be irreparably harmed. PRAYER FOR RELIEF WHEREFORE, Plaintiff prays for judgment and relief as follows: Preliminarily and permanently enjoining Defendants and all persons acting in concert with them from proceeding with, consummating, or closing the Proposed Transaction and any vote on the Proposed Transaction, unless and until Defendants disclose and disseminate the material information identified above to Company shareholders; In the event Defendants consummate the Proposed Transaction, rescinding it and setting it aside or awarding rescissory damages; Declaring that Defendants violated Sections 14(a) and 20(a) of the Exchange Act, and Rule 14a-9 promulgated thereunder; Awarding Plaintiff reasonable costs and expenses incurred in this action, including counsel fees and expert fees; and Granting such other and further relief as the Court may deem just and proper. JURY TRIAL DEMANDED Plaintiff hereby demands a trial by jury. Dated: January 20, 2021Respectfully submitted, HALPER SADEH LLP By: /s/ Daniel Sadeh Daniel Sadeh, Esq. Zachary Halper, Esq. (to be admitted pro hac vice)

Case 1:21-cv-00331 Document 1 Filed 01/20/21 Page 15 of 15 PageID #: 15 667 Madison Avenue, 5th Floor New York, NY 10065 Telephone: (212) 763-0060 Facsimile: (646) 776-2600 Email: sadeh@halpersadeh.com zhalper@halpersadeh.com Counsel for Plaintiff